EXHIBIT 21


                        SUBSIDIARIES OF NTL INCORPORATED

All of the corporations listed below were organized in the United Kingdom.

CableTel Cardiff Ltd.
CableTel Central Hertfordshire Limited
CableTel Glasgow
CableTel Hertfordshire Limited
CableTel Herts and Beds Limited
CableTel Investments Limited
CableTel Kirklees
CableTel Limited
CableTel Newport
CableTel North Bedfordshire Limited
CableTel Northern Ireland Limited
CableTel Scotland Ltd.
CableTel South Wales Ltd.
CableTel Surrey and Hampshire Limited
CableTel Telecom Supplies Limited
CableTel (UK) Limited
CableTel West Glamorgan Ltd.
CableTel West Riding Limited
Chamber Online Limited
Columbia Management Limited
Digital Television Network Limited
DTELS Limited
Enablis Limited
Metro Hertfordshire Limited
Metro South Wales Limited
National Transcommunications Limited
NTL Group Limited
NTL Insurance Limited
NTL Internet Limited
NTL Investment Holdings Limited
NTL Limited
NTL Networks Limited
NTL Trustees Limited
Prospectre Limited
Secure Backup Systems Limited
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All of the corporations listed below were incorporated in Delaware:

CableTel Programming, Inc.
CableTel Ventures Limited
Cellular Paging, Inc.
L.D. Data, Inc.
NTL International Services, Inc.
NTL (UK) Group, Inc.
OCOM Corporation
OCOM New York, Inc.
OCOM Pennsylvania, Inc.